EXHIBIT 10.15.5

SIXTH AMENDMENT TO LEASE

THIS SIXTH AMENDMENT TO LEASE (this “Amendment”) is entered into as of this 19th day of July, 2012 (the “Execution Date”), by and between BMR-ROGERS STREET LLC, a Delaware limited liability company (“Landlord,” as successor-in-interest to Rogers Street, LLC (“Original Landlord”)), and IRONWOOD PHARMACEUTICALS, INC., a Delaware corporation (formerly known as Microbia, Inc.) (“Tenant”).

RECITALS

A.                                    WHEREAS, Original Landlord and Tenant entered into that certain Lease dated as of January 12, 2007, as amended by that certain First Amendment to Lease dated as of April 9, 2009, that certain Second Amendment to Lease dated as of February 9, 2010, that certain Third Amendment to Lease dated as of July 1, 2010, that certain Fourth Amendment to Lease dated as of February 3, 2011 and that certain Fifth Amendment to Lease dated as of October 18, 2011 (the “Fifth Amendment”) (collectively, and as the same may have been further amended, amended and restated, supplemented or modified from time to time, the “Lease”), whereby Tenant leases certain premises (the “Premises”) from Landlord at 301 Binney Street in Cambridge, Massachusetts (the “Building”);

B.                                    WHEREAS, Landlord and Tenant desire to memorialize the size of the Additional Premises Fourth Phase, an appropriate adjustment to Tenant’s Pro Rata Share and the Additional Premises Fourth Phase Finish Work Allowance, as required pursuant to Section 8 of the Fifth Amendment; and

C.                                    WHEREAS, Landlord and Tenant desire to modify and amend the Lease only in the respects and on the conditions hereinafter stated.

AGREEMENT

NOW, THEREFORE, Landlord and Tenant, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, agree as follows:

1.                                      Definitions.  For purposes of this Amendment, capitalized terms shall have the meanings ascribed to them in the Lease unless otherwise defined herein.  The Lease, as amended by this Amendment, is referred to herein as the “Amended Lease.”

2.                                      Additional Premises Fourth Phase.  The Additional Premises Fourth Phase consists of twenty-one thousand seven hundred seventeen (21,717) rentable square feet on the third floor of the Building, as depicted on Exhibit A attached hereto, and includes shaft and/or mechanical space on the first, third, fourth, fifth and penthouse levels of the Building.  The Additional Premises Fourth Phase consists of eighteen thousand seven hundred fifty-three (18,753) useable square feet of space.  The Additional Premises Fourth Phase Rent Commencement Date is June 1, 2012.

3.                                      Tenant’s Pro Rata Share.  Effective as of the Additional Premises Fourth Phase Rent Commencement Date, Tenant’s Pro Rata Share shall be 53.04%.

4.                                      Additional Premises Fourth Phase Finish Work Allowance.  The amount of the Additional Premises Fourth Phase Finish Work Allowance shall be Eight Hundred Sixty-Eight Thousand Six Hundred Eighty and 00/100 Dollars ($868,680.00).

5.                                      Broker. Tenant represents and warrants that it has not dealt with any broker or agent in the negotiation for or the obtaining of this Amendment, other than CBRE, Inc. (“Broker”), and agrees to indemnify, defend and hold Landlord harmless from any and all cost or liability for compensation claimed by any such broker or agent, other than Broker, employed or engaged by it or claiming to have been employed or engaged by it.  Broker is entitled to a leasing commission in connection with the making of this Amendment, and Landlord shall pay such commission to Broker pursuant to a separate agreement between Landlord and Broker.  Landlord shall pay any commission, fee or other compensation due to any Landlord broker(s) in connection with this Amendment.  Landlord agrees to indemnify, save, defend and hold Tenant harmless from any and all cost or liability for compensation claimed by any broker or agent engaged by Landlord or claiming to have been employed or engaged by Landlord.

6.                                      Notices.  Tenant confirms that, notwithstanding anything in the Lease to the contrary, notices delivered to Tenant pursuant to the Amended Lease should be sent to:

Ironwood Pharmaceuticals, Inc.

301 Binney Street

Cambridge, Massachusetts 02141

Attn: Michael Higgins

Telephone: (617) 621-7722

Fax: (617) 494-0480

with a copy to:

Ironwood Pharmaceuticals, Inc.

301 Binney Street

Cambridge, Massachusetts 02141

Attn: General Counsel

Telephone: (617) 621-7722

Fax: (617) 494-0480

with a copy to:

Ropes & Gray LLP

Prudential Tower

800 Boylston Street

Boston, Massachusetts 02199

Attn: Walter R. McCabe III, Esq.

7.                                      Effect of Amendment.  Except as modified by this Amendment, the Lease and all the covenants, agreements, terms, provisions and conditions thereof shall remain in full force and effect and are hereby ratified and affirmed.  The covenants, agreements, terms, provisions and conditions contained in this Amendment shall bind and inure to the benefit of the parties hereto and their respective successors and, except as otherwise provided in the Lease, their respective assigns.  In the event of any conflict between the terms contained in this Amendment and the Lease, the terms herein contained shall supersede and control the obligations and liabilities of the parties.  From and after the Execution Date, the term “Lease” as used in the Lease shall mean the Lease, as modified by this Amendment.

8.                                      Miscellaneous.  This Amendment becomes effective only upon execution and delivery hereof by Landlord and Tenant. The captions of the paragraphs and subparagraphs in this Amendment are inserted and included solely for convenience and shall not be considered or given any effect in construing the provisions hereof.  All exhibits hereto are incorporated herein by reference.  Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for a lease, and shall not be effective as a lease, lease amendment or otherwise until execution by and delivery to both Landlord and Tenant.

9.                                      Counterparts.  This Amendment may be executed in one or more counterparts, each of which, when taken together, shall constitute one and the same document.

10.                               Authority.  Landlord and Tenant have all necessary and proper authority, without the need for the consent of any other person or entity, other than any consents that have been obtained, to enter into and perform under this Amendment.

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IN WITNESS WHEREOF, Landlord and Tenant have hereunto set their hands as of the date and year first above written, and acknowledge that they possess the requisite authority to enter into this transaction and to execute this Amendment.

LANDLORD:

BMR-ROGERS STREET LLC,
a Delaware limited liability

By:	/s/ Kevin M. Simonsen
Name:	Kevin M. Simonsen
Title:	VP, Real Estate Counsel

TENANT:

IRONWOOD PHARMACEUTICALS, INC.,
a Delaware corporation

By:	/s/ Jim DeTore
Name:	Jim DeTore
Title:	VP, Finance and Administration